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                                                                Exhibit No. 1(c)

                            CERTIFICATE OF AMENDMENT

                                       OF

                    MANAGED ACCOUNTS SERVICES PORTFOLIO TRUST


     This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12
Section 3801 ET SEQ.) and sets forth the following:

     1. The name of the trust is: Managed Accounts Services Portfolio Trust ("Trust").

     2. The Trust's Certificate of Trust is hereby amended to change the name of the Trust to PaineWebber PACE Select Advisors Trust.

     3.     This Certificate shall be effective on December 1, 1997.

     IN WITNESS WHEREOF, the undersigned, being a Trustee, has executed this Certificate on this 26th day of November, 1997.

                                          /s/ Margo N. Alexander
                                          -----------------------------------
                                          Margo N. Alexander, as
                                          Trustee and not individually

                                          Address:   1285 Avenue of the Americas
                                                     New York, New York  10019

STATE OF NEW YORK                                    ss
CITY OF NEW YORK

     Before me this 26th day of November, 1997, personally appeared the above-named Margo N. Alexander, known to me to be the person who executed the foregoing instrument and who acknowledged that she executed the same.

                                          /s/ Ilene Shore
                                          -----------------------------------
                                          Notary Public

My commission expires:
                       -----------------

ILENE SHORE
Notary Public, State of New York
No. 31-4872108
Qualified in New York County
Commission Expires Nov. 28, 1998